WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^0^^^^^-i^^{^^^^!n^^L^^^KG^^^)^m^^M;^^^^^o ^*U^^>Z^ry^	^^^^^^^^^^^^.^^^^F9Ff*^^
ob^^^^^^G^^9^^^^t^U
^^J|"^^^7^^^^[^^8^^^^^^$^^'^
